Exhibit 99.1

News Release
Contacts:
David P. Southwell
Chief Financial Officer
Sepracor Inc.

Jonae R. Barnes
Sr. Vice President
Investor Relations
Sepracor Inc.
(508) 481-6700

SEPRACOR INC. REPORTS FIRST QUARTER 2008 RESULTS, CERTAIN STRATEGIC INITIATIVES AND SETTLEMENT OF XOPENEX® PATENT LITIGATION WITH BREATH LIMITED

Financial Highlights*

•      First quarter 2008 revenues were $320.8 million vs. $327.7 million for the same quarter in 2007

•      Reported earnings per share (EPS) for the first quarter 2008 were $0.11 per diluted share vs. $0.16 per diluted share for the first quarter 2007

•      Excluding special items and recurring non-GAAP adjustment, non-GAAP EPS for the first quarter 2008 was $0.53 per diluted share vs. $0.44 per diluted share for the same quarter in 2007

•      Cash and short- and long-term investments were $833.6 million as of March 31, 2008

Other Recent Operational Highlights

•      OMNARIS™ brand ciclesonide Nasal Spray launched on April 17, 2008

•      Settlement of XOPENEX® patent litigation with Breath Limited

•      Strategic acquisition of Oryx for commercial expansion into Canadian market

•      In-licensing of XOPENEX®/ipratropium combination and further enhancement of ciclesonide and BROVANA® franchises through collaborations with Arrow

* See below under the heading “Use of non-GAAP Financial Measures” for a discussion of Sepracor’s use of non-GAAP financial measures.  Attached is a reconciliation of GAAP (U.S. generally accepted accounting principles) to non-GAAP calculations.

MARLBOROUGH, Mass., May 1, 2008 — Sepracor Inc. (Nasdaq: SEPR) today announced its consolidated financial results for the first quarter 2008.

For the three months ended March 31, 2008, total revenues were approximately $320.8 million compared to revenues of $327.7 million during the same quarter in 2007.  Excluding a $39.8 million, or $0.34 per diluted share, after-tax in-process research and development charge made related to the Nycomed distribution agreement and the associated amortization of related intangible assets, as well as a $9.5 million, or $0.08 per diluted share, after-tax milestone payment due to Bial, non-GAAP net income for the quarter was $61.5 million, or $0.53 per diluted share, in the first quarter 2008. These results compare with non-GAAP net income of $51.7 million, or $0.44 per diluted share, in the first quarter of 2007, excluding an after-tax charge of $32.9 million, or $0.28 per diluted share, that related to the settlement of two class action lawsuits related to tecastemizole.  Net income as reported under GAAP for the first quarter 2008 was approximately $12.2 million, or $0.11 per diluted share, compared to net income of $18.8 million, or $0.16 per diluted share, for the first quarter of 2007.

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As of March 31, 2008, Sepracor had approximately $833.6 million in cash and short- and long-term investments.

“Over the last several months, we believe significant progress has been made in enhancing our research and development pipeline, and we are very pleased to have successfully in-licensed two new products from Nycomed, OMNARIS Nasal Spray and ALVESCO® Inhalation Aerosol, and four additional product candidates to add to our growing pipeline of products, one of which — Bial’s eslicarbazepine acetate — represents another potential near-term launch opportunity,” said Adrian Adams, President and Chief Executive Officer of Sepracor. “We expect 2008 to be an exciting year for the company, and we believe we are well-positioned for a period of potential product launches and continued revenue and earnings momentum opportunities.”

Sepracor reiterates its 2008 full-year total revenue guidance of $1,350-$1,450 million (midpoint of revenue guidance is an increase of 14.3% over 2007).  GAAP fully diluted EPS guidance for 2008 is $1.05-$1.45, which includes the impact of an after-tax in-process research and development charge of $37.6 million and the associated full-year after-tax amortization of the intangible assets of $8.6 million related to the Nycomed agreement.

LUNESTA® brand eszopiclone, for the treatment of insomnia, generated revenues of $135.6 million in the first quarter of 2008 compared to $147.4 million for the same quarter in 2007.

XOPENEX brand levalbuterol HCl Inhalation Solution, which is a short-acting beta-agonist indicated for the treatment or prevention of bronchospasm in patients with asthma and chronic obstructive pulmonary disease (COPD), accounted for $140 million of revenues for the first quarter 2008, compared to $149.6 million for the same quarter in 2007.

XOPENEX HFA® brand levalbuterol tartrate Inhalation Aerosol, a hydrofluoroalkane (HFA) metered-dose inhaler (MDI) formulation of levalbuterol, accounted for $20.0 million of revenues during the first quarter 2008 compared to $20.5 million for the same period in 2007.

BROVANA brand arformoterol tartrate Inhalation Solution, a long-acting, twice-daily maintenance treatment of bronchoconstriction in patients with COPD, was commercially introduced in April 2007.  For the first quarter of 2008, BROVANA revenues were $9.9 million. A significant portion of patients with COPD are Medicare beneficiaries, and the majority of future BROVANA revenues are expected to come from non-retail channels such as home health care. During the fourth quarter of 2007, CMS established a permanent, product-specific billing code, or J code, for BROVANA under the Medicare Part B benefit. The permanent J code became effective on January 1, 2008.

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Sepracor continues to earn royalty revenues on sales of out-licensed antihistamine products, which include Schering-Plough’s CLARINEX® brand desloratadine, sanofi-aventis’ ALLEGRA® brand fexofenadine HCl and UCB’s XYZAL®/XUSAL™ brand levocetirizine.  These products accounted for combined royalty revenues of $15.2 million in the first quarter of 2008 compared to $10.1 million for the same quarter in 2007.

“In conjunction with this earnings release, we made several separate announcements that we believe independently have the potential to add shareholder value. First and foremost, we are pleased to announce that we settled the patent litigation with Breath Limited for XOPENEX Inhalation Solution,” said Mr. Adams. “In addition, we signed an agreement to purchase Oryx Pharmaceuticals, giving us an opportunity to expand our reach into the Canadian marketplace, and we signed agreements with Arrow that could add significant value to our research and development pipeline and our franchise management enhancement strategies for our XOPENEX, BROVANA and ciclesonide products. These initiatives are further reflections of our evolving growth plans and strategy for Sepracor.”

Sepracor’s pipeline portfolio continues to progress. SEP-225289, a novel triple reuptake inhibitor for the treatment of depression, is well-advanced in a Phase II proof-of-concept study with clinical results anticipated early 2009.  Similarly, SEP-225441, a compound for the treatment of generalized anxiety disorder, is in the middle of a large Phase II study with clinical results anticipated early next year. In the second half of 2008, we expect to participate in an end-of-Phase II meeting with the U.S. Food and Drug Administration (FDA) for SEP-227162 for the treatment of depression and are currently targeting the initiation of Phase III in 2009. In addition, Sepracor submitted three new Investigational New Drug Applications during the fourth quarter of 2007 for product opportunities in depression, and potentially broader clinical application to conditions such as pain, bipolar disease, fibromyalgia and panic disorder. During the first quarter of 2008, SEP-228432 and SEP-228425, both triple reuptake inhibitors for the treatment of depression, began Phase I clinical studies.

In addition to Sepracor’s pipeline portfolio, the company established a licensing arrangement with Bial for development and commercialization of eslicarbazepine acetate, a new chemical entity Phase III anti-epileptic compound in the U.S. and Canada during the fourth quarter of 2007. Following a successful pre-NDA meeting with the FDA in January, Sepracor anticipates submitting a New Drug Application to the FDA in late 2008 or early 2009 with a potential product launch in late 2009 or early 2010, subject to FDA approval.

During the first quarter of 2008, in addition to the exclusive distribution rights to OMNARIS Nasal Spray and ALVESCO Inhalation Aerosol, Sepracor obtained development rights to several ciclesonide line extensions through its agreement with Nycomed which have the potential to broaden the ciclesonide and current Sepracor respiratory franchises. These programs include OMNARIS HFA MDI, a candidate that is expected to enter Phase III during the second half of 2008; ALVESCO inhalation solution, a preclinical candidate; and ciclesonide in combination with a long-acting beta-agonist (now BROVANA, pursuant to our recent agreement with Arrow), an early clinical candidate. OMNARIS HFA MDI could be the first HFA nasal formulation to be available for patients in the U.S.

About Sepracor

Sepracor Inc. is a research-based pharmaceutical company dedicated to treating and preventing human disease by discovering, developing and commercializing innovative pharmaceutical products that are directed toward serving unmet medical needs. Sepracor’s drug development program has yielded a portfolio of pharmaceutical products and candidates with a focus on respiratory and central nervous system disorders. Sepracor’s corporate headquarters are located in Marlborough, Massachusetts.

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Use of non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Sepracor is providing additional financial metrics that are not prepared in accordance with GAAP (non-GAAP).  Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors.  We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts.  Specifically with respect to the exclusion of amortization of intangible assets from GAAP net income, purchased intangible assets relate primarily to core and developed technology of acquired businesses.  We consider these charges non-cash in nature and unrelated to our core operating performance, and use of this non-GAAP measure allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.  Our management uses all of these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods.  These measures are also used by management in its financial and operational decision-making.  There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging.  By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

We expect to continue to incur for the foreseeable future significant expenses similar to the non-GAAP adjustment for amortization of intangible assets described above, and exclusion of this item from our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Some of the material limitations in relying on this non-GAAP financial measure are that while amortization of intangible assets does not directly affect our current cash position, such expenses represent the declining value of technology and other intangible assets we have acquired over their respective expected economic lives. The expense associated with this decline in value is excluded from non-GAAP financial measures, and therefore the non-GAAP financial measures do not reflect the costs of acquired intangible assets.  We compensate for these limitations by using the non-GAAP measures that exclude associated amortization of intangible assets as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of our profitability and operating results.

Forward-Looking Statement

This news release contains forward-looking statements that involve risks and uncertainties, including statements with respect to the successful development and commercialization of Sepracor’s pharmaceutical products and product candidates; the safety, efficacy, potential benefits, possible uses and commercial success of Sepracor’s products and product candidates; Sepracor being well-positioned for a period of potential product launches and continued revenue and earnings momentum opportunities; the transactions announced in conjunction with this earnings press release independently having the potential to add shareholder value; the agreements with Arrow potentially adding significant value to Sepracor’s research and development pipeline as franchise management enhancement strategies for its XOPENEX, BROVANA  and ciclesonide products; clinical results for SEP-225289 and SEP-225441 being available in early 2009; Sepracor’s expectation to participate in an end-of-Phase II meeting with the FDA in 2009 for SEP-227162; the anticipated submission of an NDA for eslicarbazepine in late 2008 or early 2009 with a potential product launch in late 2009 and early 2010; the potential of the ciclesonide development rights to broaden Sepracor’s respiratory franchises; and Sepracor’s expected future growth, profitability and 2008 revenue and EPS guidance.

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Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: Sepracor’s ability to fund, and the results of, further clinical trials with respect to products under development; the timing of the results of Sepracor’s clinical trials; the timing and success of submission, acceptance, and approval of regulatory filings, including with respect to eslicarbazepine; the scope of Sepracor’s trademarks, patents and the patents of others and the success of challenges by others of Sepracor’s patents; the clinical benefits and commercial success of Sepracor’s products;  changes in the use and/or label of Sepracor’s products; the outcome of litigation and regulatory decisions relating to Sepracor’s patents, products and product candidates; Sepracor’s ability to realize the benefits of its recent sales force realignment and to expand its sales force capacity to accommodate the launch of  OMNARIS Nasal Spray and ALVESCO Inhalation Aerosol; private insurers such as managed care organizations, adopting their own coverage restrictions or demanding price concessions in response to state, Federal or administrative action; the ability of the company to attract and retain qualified personnel; the ability of the company to successfully collaborate with third parties; the performance of Sepracor’s licensees and other collaboration partners and its ability to enter into new licenses and collaborations; the ability of Sepracor to develop and successfully launch its newly acquired products and product candidates; Sepracor’s ability to file required reports with the SEC; the continued ability of Sepracor to meet its debt obligations when due; and certain other factors that may affect future operating results, which are detailed in the company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission and other reports filed with the SEC.

In addition, the statements in this press release represent Sepracor’s expectations and beliefs as of the date of this press release. Sepracor anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Sepracor may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Sepracor’s expectations or beliefs as of any date subsequent to the date of this press release.

Lunesta, Xopenex, Xopenex HFA and Brovana are registered trademarks of Sepracor Inc. Omnaris is a trademark and Alvesco is a registered trademark of Nycomed GmbH. Clarinex is a registered trademark of Schering Corporation. Allegra is a registered trademark of Merrell Pharmaceuticals. Xusal is a trademark and Xyzal is a registered trademark of UCB, Societe Anonyme.

In conjunction with this First Quarter 2008 Financial Results press release, Sepracor will host a conference call and live webcast beginning at 8:30 a.m. ET on May 1, 2008.  To participate via telephone, dial 973-935-2106, referring to access code 42642767.  Please call ten minutes prior to the scheduled conference call time.   For live webcasting, go to the Sepracor web site at www.sepracor.com and access the For Investors section.  Click on either the live webcast link or microphone icon to listen.  Please go to the web site at least 15 minutes prior to the call in order to register, download, and install any necessary software.  A PDF of the slides will be available in the For Investors section of the web site as well as in the left-hand navigation menu of the webcast viewer just prior to the start of the call. A replay of the call will be accessible by telephone after 12:00 p.m. ET and will be available for one week. To replay the call, dial 706-645-9291, access code 42642767. A replay of the web cast will be archived on the Sepracor web site in the For Investors section.

Condensed, consolidated statements of operations and consolidated balance sheets follow.

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Sepracor Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2008	2007
ASSETS

Cash, short- and long-term investments	$833,558	$1,065,619
Accounts receivable, net	216,846	159,644
Inventory, net	58,066	53,125
Property, plant and equipment, net	91,192	87,308
Investment in affiliate	4,044	4,313
Other assets	172,655	34,717

Total assets	$1,376,361	$1,404,726

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$164,969	$227,426
Other liabilities	296,365	277,462
Debt payable	2,311	2,605
Convertible subordinated debt	720,820	720,820
Total stockholders’ equity	191,896	176,413

Total liabilities and stockholders’ equity	$1,376,361	$1,404,726

Sepracor Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2008	2007

Revenues:

Product sales	$305,544	$317,563
Royalties and license fees	15,235	10,137
Total revenues	320,779	327,700

Cost of revenue	29,824	31,618

Gross margin	290,955	296,082

Operating expenses:
Research and development	66,229	40,702
Research and development - in process upon acquisition	39,237	—
Sales and marketing	155,327	192,118
General and administrative	23,499	18,841
Amortization of intangible assets	2,265	51
Litigation settlement, net	—	34,000
Restructuring expense	(300)	—
Total operating expenses	286,257	285,712

Income from operations	4,698	10,370

Other income (expense):
Interest income	8,733	12,602
Interest expense	(55)	(2,757)
Other income (expense), net	(78)	272
Total other income	8,600	10,117

Equity in investee losses	(203)	(272)

Income before income taxes	$13,095	$20,215

Income taxes	903	1,400

Net income	$12,192	$18,815

Net income per common share - basic	$0.11	$0.18

Net income per common share - diluted	$0.11	$0.16

Weighted average shares outstanding - basic	107,760	105,980

Weighted average shares outstanding - diluted	115,701	117,050

Sepracor Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2008	2007

Revenues:

Product sales	$305,544	$317,563
Royalties and license fees	15,235	10,137
Total revenues	320,779	327,700

Cost of revenue	29,824	31,618

Gross margin	290,955	296,082

Operating expenses*:
Research and development	56,229	40,702
Sales and marketing	155,327	192,118
General and administrative	23,499	18,841
Amortization of intangible assets	34	51
Restructuring expense	(300)	—
Total operating expenses	234,789	251,712

Income from operations	56,166	44,370

Other income (expense):
Interest income	8,733	12,602
Interest expense	(55)	(2,757)
Other income (expense), net	(78)	272
Total other income	8,600	10,117

Equity in investee losses	(203)	(272)

Income before income taxes	$64,563	$54,215

Income taxes	3,086	2,553

Net income	$61,477	$51,662

Net income per common share - basic	$0.57	$0.49

Net income per common share - diluted	$0.53	$0.44

Weighted average shares outstanding - basic	107,760	105,980

Weighted average shares outstanding - diluted	115,701	117,050

* Attached is a reconciliation of GAAP to non-GAAP calculations.

Sepracor Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

(In thousands, except per share amounts)

	Three months ended
	March 31, 2008
		EPS

Non-GAAP net income	$61,477
Non-GAAP diluted income per common share		$0.53

Special Items:
Research and development milestone payment	(10,000)	(0.08)
Research and development - in process upon acquisition	(39,237)	(0.34)

Recurring non-GAAP adjustment:
Amortization of intangible assets	(2,231)	(0.02)

Total special items and recurring non-GAAP adjustment before income taxes	(51,468)	(0.44)

Income tax benefit	2,183	0.02
Net income, as reported under GAAP	$12,192
Diluted income per common share, as reported under GAAP		$0.11

	Three months ended
	March 31, 2007
		EPS

Non-GAAP net income	$51,662
Non-GAAP diluted income per common share		$0.44

Special Items:
Litigation settlement, net	(34,000)	(0.29)
Total special items before income taxes	(34,000)	(0.29)

Income tax benefit from special items	1,153	0.01
Net income, as reported under GAAP	$18,815
Diluted income per common share, as reported under GAAP		$0.16

Weighted average shares outstanding - diluted 2008	115,701
Weighted average shares outstanding - diluted 2007	117,050